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                   Capital World Growth and Income Fund, Inc.
                             333 South Hope Street
                         Los Angeles, California 90071
                              Phone (213) 486-9200




                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



STEPHEN E. BEPLER, President and PEO, and JEFFREY P. REGAL, Treasurer of Capital World Growth and Income Fund, Inc., (the "Registrant"), each certify to the best of his knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended May 31, 2005 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer                Principal Financial Officer

CAPITAL WORLD GROWTH AND                   CAPITAL WORLD GROWTH AND
INCOME FUND, INC.                          INCOME FUND, INC.


/s/ Stephen E. Bepler                      /s/ Jeffrey P. Regal
----------------------------               ---------------------------
Stephen E. Bepler, President               Jeffrey P. Regal, Treasurer

Date:  August 8, 2005                      Date:  August 8, 2005


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL WORLD GROWTH AND INCOME FUND, INC. and will be retained by CAPITAL WORLD GROWTH AND INCOME FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.